Exhibit 99.2

Bristol-Myers Squibb Company Announces Launch of Private Offering of Senior Unsecured Notes

NEW YORK, May 1, 2019 - Bristol-Myers Squibb Company (NYSE:BMY) (“Bristol-Myers Squibb”) today announced that, subject to market and other conditions, it intends to commence a private offering (the “Offering”) to sell senior unsecured notes (the “Notes”).

The Offering is being conducted in connection with the previously announced proposed acquisition (the “Merger”) of Celgene Corporation (“Celgene”). Bristol-Myers Squibb expects to use the net proceeds from the Offering to fund a portion of the aggregate cash portion of the merger consideration to be paid to Celgene shareholders in connection with the Merger and to pay related fees and expenses, with any remaining proceeds being used for general corporate purposes.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States, or for the benefit of U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities or blue sky laws. Accordingly, the Notes are being offered in the United States only to persons reasonably believed to be “qualified institutional buyers,” as that term is defined under Rule 144A of the Securities Act, or outside the United States to persons other than “U.S. persons” in accordance with Regulation S under the Securities Act.

A confidential offering memorandum for the Offering of the Notes, dated as of today, will be made available to such eligible persons. The Offering is being conducted in accordance with the terms and subject to the conditions set forth in such confidential offering memorandum.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, the Notes or any other security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases.

Cautionary Notes on Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the fact that they use words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and others words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, statements about Bristol-Myer Squibb’s intention to conduct the Offering, the expected timing of completion of the Offering and the intended use of proceeds from the proposed Offering, the consummation of the Merger, projections as to the anticipated benefits thereof, and are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations.

Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, the risks that: the completion of the Merger may not occur on the anticipated terms and timing or at all; a condition to the closing of the Merger may not be satisfied; the combined company will have substantial indebtedness following the completion of the Merger; Bristol-Myers Squibb is unable to achieve the synergies and value creation contemplated by the Merger; Bristol-Myers Squibb is unable to promptly and effectively integrate Celgene’s businesses; management’s time and attention is diverted on transaction related issues; disruption from the transaction makes it more difficult to maintain business, contractual and operational relationships; the credit ratings of the combined company decline following the Merger; legal proceedings are instituted against Bristol-Myers Squibb, Celgene or the combined company; Bristol-Myers Squibb, Celgene or the combined company is unable to retain key personnel; and the announcement or the consummation of the Merger has a negative effect on the market price of the capital stock of Bristol-Myers Squibb and Celgene or on Bristol-Myers Squibb’s and Celgene’s operating results.

Additional information concerning these risks, uncertainties and assumptions can be found in Bristol-Myers Squibb’s and Celgene’s respective filings with the Securities and Exchange Commission (the “SEC”), including the risk factors discussed in Bristol-Myers Squibb’s and Celgene’s most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC. Except as otherwise required by law, Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Media:
Carrie L. Fernandez
609-252-5222
carrie.fernandez@bms.com

Investors:
Tim Power
609-252-7509
timothy.power@bms.com